Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of AlphaSmart, Inc. of our report, dated February 5, 2004, relating to the financial statements of AlphaSmart, Inc. (the “Registrant”) for the year ended December 31, 2003, which appears in the Registrant’s Final Prospectus filed pursuant to Rule 424(b)(4) promulgated under the Securities Act of 1933.

/s/    PricewaterhouseCoopers LLP

San Jose, California

February 10, 2004